Exhibit 99.1
FOR IMMEDIATE RELEASE

Contacts:

Investor Inquiries	Media Inquiries
Jeff Wakely	Marilou Barsam
TechTarget	TechTarget
617-431-9458	617-431-9368
jwakely@techtarget.com	mbarsam@techtarget.com
TechTarget Reports Fourth Quarter and Full Year 2010 Financial Results
Company reports record online revenues of $24.3 million, up 21%; Adjusted EBITDA up 73%
Newton, MA — February 17, 2011 — TechTarget, Inc. (NASDAQ: TTGT) today announced financial results for the three months and year ended December 31, 2010.
“We delivered a quarter with excellent financial results,” said Greg Strakosch, CEO of TechTarget. “We are seeing the benefits of the investments we made during the downturn. In particular, our investments in our Activity Intelligence™ Platform and our International offerings are performing especially well”.
Total Q4 2010 revenues increased 16% to $26.9 million compared to Q4 2009. Q4 2010 online revenue increased by 21% to $24.3 million compared to Q4 2009. Online revenues represented 90% of total Q4 2010 revenues. Q4 2010 events revenue decreased by 17% to $2.6 million compared to Q4 2009 and represented 10% of total Q4 2010 revenues. Total 2010 revenues increased 10% to $95.0 million compared to 2009. Total 2010 online revenue increased by 14% to $82.3 million compared to 2009. Online revenues represented 87% of total 2010 revenues. Total 2010 events revenue decreased by 10% to $12.7 million compared to 2009 and represented 13% of total 2010 revenues.
Total gross profit margin increased for both Q4 2010 and full year 2010 to 78% and 76%, respectively, compared to 73% and 71% for Q4 2009 and full year 2009, respectively. Online gross profit margin increased for both Q4 2010 and full year 2010 to 79% and 77%, respectively, compared to 75% and 73% for Q4 2009 and full year 2009, respectively.
Net income was $1.3 million for Q4 2010 compared to a net loss of $0.8 million in Q4 2009. Adjusted net income (net income adjusted to eliminate amortization, stock-based compensation expense, and the related income tax impact of these charges) for Q4 2010 was $3.2 million compared to $2.2 million for Q4 2009. Net income per basic share was $0.03 compared to a net loss per basic share of $0.02 for Q4 2009. Adjusted net income per share (adjusted net income divided by adjusted weighted average diluted shares outstanding) for Q4 2010 was $0.07 compared to $0.05 for Q4 2009. Net loss was $1.2 million for full year 2010 compared to a net loss of $5.1 million for the full year 2009. Adjusted net income for the full year 2010 was $8.5 million compared to $7.5 million for the full year 2009. Net loss per basic share was $0.03 compared to a net loss per basic share of $0.12 for the full year 2009. Adjusted net income per share (adjusted net income divided by adjusted weighted average diluted shares outstanding) for the full year 2010 was $0.19 compared to $0.17 for the full year 2009.
Adjusted EBITDA (earnings before interest, other income and expense, taxes, depreciation, and amortization, as further adjusted to eliminate stock-based compensation expense) for Q4 2010 increased 73% to $7.1 million compared to $4.1 million for Q4 2009. Adjusted EBITDA for full year 2010 increased 42% to $19.8 million compared to $13.9 million for the full year 2009.
The Company’s balance sheet and financial position remain strong. As of December 31, 2010, the Company’s cash, cash equivalents and investments totaled $50.1 million, working capital is $61.8 million, and the Company has no outstanding bank debt.

Recent Company Highlights
•
On December 10th, the Company completed a self-tender offering resulting in the Company purchasing 5.9 million shares at $6 per share. 4 million shares were tendered by Polaris Venture Partners, thus reducing the Company’s VC overhang. The Company funded the self-tender from the Company’s cash balance. The tender is accretive to earnings per share and the Company now has 37.0 million shares outstanding.

•
The Company’s international geo-targeted results grew in excess of 50% in both Q4 and 2010. Geo-targeted revenues accounted for approximately 8% of revenues in 2010 versus approximately 5% of revenues in 2009. The Company now has direct international operations in Europe, India and China.

•	The Company’s investment in its Activity Intelligence Platform continues to pay off. Over 100 customers took advantage of the product offering in Q4, resulting in market share gains for the Company.
Financial Guidance
In the first quarter of 2011, the Company expects total revenues to be within the range of $22.5 million to $23.5 million; online revenues within the range of $20.5 million to $21.3 million; events revenues within the range of $2.0 million to $2.2 million and adjusted EBITDA to be within the range of $3.6 million to $4.4 million.
For the full year 2011, the Company expects online revenue to grow approximately 14% and event revenues to be roughly flat compared to 2010. The Company expects adjusted EBITDA to grow approximately 33% compared to 2010 and expects adjusted EBITDA margin for 2011 to be approximately 25%.
Conference Call and Webcast
TechTarget will discuss these financial results in a conference call at 5:30 p.m. (Eastern Time) today (February 17, 2011). Supplemental financial information and prepared remarks for the conference call will be posted to the Investor Relations section of our website simultaneously with this press release.
NOTE: The prepared remarks will not be read on the conference call. The conference call will include only brief remarks followed by questions and answers.
The public is invited to listen to a live webcast of TechTarget’s conference call, which can be accessed on the Investor Relations section of our website at http://investor.techtarget.com/. The conference call can also be heard via telephone by dialing (888) 680-0865 (US callers) or 617-213-4853 (International callers) ten minutes prior to the call and referencing participant pass code 20532996 for both domestic and international callers. Participants may pre-register for the call at: https://www.theconferencingservice.com/prereg/key.process?key= PQJKJ96BF. Pre-registrants will be issued a pin number to use when dialing into the live call which will provide quick access to the conference by bypassing the operator upon connection. (Due to the length of the above URL, it may be necessary to copy and paste it into your Internet browser’s URL address field. You may also need to remove an extra space in the URL if one exists.)
For those investors unable to participate in the live conference call, a replay of the conference call will be available via telephone beginning February 17, 2011 at 9:30 p.m. ET through March 24, 2011 at 11:59 p.m. ET. To listen to the replay, dial 888-286-8010 and use the pass code 82232117. International callers should dial 617-801-6888 and also use the pass code 82232117 to listen to the replay. The webcast replay will also be available for replay on http://investor.techtarget.com/ during the same period.

Non-GAAP Financial Measures
This release and the accompanying tables include a discussion of adjusted EBITDA, adjusted EBITDA margin, adjusted net income and adjusted net income per share, all of which are non-GAAP financial measures which are provided as a complement to results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The term “adjusted EBITDA” refers to a financial measure that we define as earnings before net interest, other income and expense, income taxes, depreciation and amortization, as further adjusted to exclude stock-based compensation. The term “adjusted EBITDA margin” refers to a financial measure which we define as adjusted EBITDA as a percentage of total revenues. The term “adjusted net income” refers to a financial measure which we define as net income adjusted for amortization and stock-based compensation, as further adjusted for the related income tax impact of the adjustments. The term “adjusted net income per share” refers to a financial measure which we define as adjusted net income divided by adjusted weighted average diluted shares outstanding. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. In addition, our definition of adjusted EBITDA, adjusted EBITDA margin, adjusted net income and adjusted net income per share may not be comparable to the definitions as reported by other companies. We believe adjusted EBITDA, adjusted EBITDA margin, adjusted net income and adjusted net income per share are relevant and useful information because it provides us and investors with additional measurements to compare the Company’s operating performance. These measures are part of our internal management reporting and planning process and are primary measures used by our management to evaluate the operating performance of our business, as well as potential acquisitions. The components of adjusted EBITDA include the key revenue and expense items for which our operating managers are responsible and upon which we evaluate their performance. In the case of senior management, adjusted EBITDA is used as one of the principal financial metrics in their annual incentive compensation program. Adjusted EBITDA is also used for planning purposes and in presentations to our board of directors. Adjusted net income is useful to us and investors because it presents an additional measurement of our financial performance, taking into account depreciation, which we believe is an ongoing cost of doing business, but excluding the impact of certain non-cash expenses and items not directly tied to the core operations of our business. Furthermore, we intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. A reconciliation of these non-GAAP measures to GAAP is provided in the accompanying tables.
Forward Looking Statements
Certain matters included in this press release may be considered to be “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations of the Company and members of our management team. All statements contained in this press release, other than statements of historical fact, are forward-looking statements, including those regarding: guidance on our future financial results and other projections or measures of our future performance; our expectations concerning market opportunities and our ability to capitalize on them; and the amount and timing of the benefits expected from acquisitions, from new products or services and from other potential sources of additional revenue. Investors and prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. These statements speak only as of the date of this press release and are based on our current plans and expectations, and they involve risks and uncertainties that could cause actual future events or results to be different than those described in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, those relating to: market acceptance of our products and services; relationships with customers, strategic partners and our employees; difficulties in integrating acquired businesses; and changes in economic or regulatory conditions or other trends affecting the Internet, Internet advertising and information technology industries. These and other important risk factors are discussed or referenced in our Annual Report on Form 10-K filed with the Securities and Exchange Commission, under the heading “Risk Factors” and elsewhere, and any subsequent periodic or current reports filed by us with the SEC. Except as required by applicable law or regulation, we do not undertake any obligation to update our forward-looking statements to reflect future events or circumstances.

About TechTarget
TechTarget, Inc. (www.techtarget.com) (NASDAQ: TTGT) is a leading global technology media company with more than 90 technology-specific websites, 9 million registered members, and more than 10 years of groundbreaking accomplishments. Our extensive editorial and vendor-sponsored content fulfills the needs of tech pros looking for in-depth coverage of technology topics throughout their buying process and positions us to meet the needs of technology marketers targeting qualified technology audiences. Outside of North America, TechTarget runs 23 websites and has offices in London, Mumbai and Beijing.
(C) 2011 TechTarget, Inc. All rights reserved. TechTarget and the TechTarget logo are registered trademarks of TechTarget. Activity Intelligence is a trademark of TechTarget. All other trademarks are the property of their respective owners.

TECHTARGET, INC.
Consolidated Statements of Operations
(in $000’s, except per share amounts)

	For the Three Months Ended		For the Twelve Months Ended
	December 31,		December 31,
	2010	2009	2010	2009
	(unaudited)		(unaudited)
Revenues:
Online	$24,265	$20,071	$82,330	$72,345
Events	2,627	3,161	12,679	14,152

Total revenues	26,892	23,232	95,009	86,497

Cost of revenues:
Online (1)	5,131	4,933	19,033	19,378
Events (1)	816	1,323	4,066	5,600

Total cost of revenues	5,947	6,256	23,099	24,978

Gross profit	20,945	16,976	71,910	61,519

Operating expenses:
Selling and marketing (1)	9,195	7,989	35,667	32,685
Product development (1)	1,950	2,113	8,103	8,664
General and administrative (1)	4,494	5,888	19,328	18,844
Depreciation	630	675	2,389	2,219
Amortization of intangible assets	1,122	1,152	4,523	4,714

Total operating expenses	17,391	17,817	70,010	67,126

Operating income (loss)	3,554	(841)	1,900	(5,607)

Interest income, net	52	73	322	267
Other expense, net	(146)	—	(146)	—

Income (loss) before provision for (benefit from) income taxes	3,460	(768)	2,076	(5,340)

Provision for (benefit from) income taxes	2,136	59	3,258	(224)

Net income (loss)	$1,324	$(827)	$(1,182)	$(5,116)

Net income (loss) per common share:
Basic	$0.03	$(0.02)	$(0.03)	$(0.12)

Diluted	$0.03	$(0.02)	$(0.03)	$(0.12)

Weighted average common shares outstanding:
Basic	42,450	42,134	42,771	41,865

Diluted	44,935	42,134	42,771	41,865

(1) Amounts include stock-based compensation expense as follows:

Cost of online revenues	$37	$47	$173	$454
Cost of events revenues	18	(23)	87	94
Selling and marketing	1,208	1,227	6,380	6,025
Product development	100	183	520	535
General and administrative	472	1,697	3,841	5,515

TECHTARGET, INC.
Reconciliation of Net Income (Loss) to Adjusted EBITDA
(in $000’s)

	For the Three Months Ended		For the Years Ended
	December 31,		December 31,
	2010	2009	2010	2009
	(unaudited)		(unaudited)

Net income (loss)	$1,324	$(827)	$(1,182)	$(5,116)

Interest income, net	52	73	322	267
Other expense, net	146	—	146	—
Provision for (benefit from) income taxes	2,136	59	3,258	(224)
Depreciation	630	675	2,389	2,219
Amortization of intangible assets	1,122	1,152	4,523	4,714

EBITDA	5,306	986	8,812	1,326

Stock-based compensation expense	1,835	3,131	11,001	12,623

Adjusted EBITDA	$7,141	$4,117	$19,813	$13,949

TECHTARGET, INC.
Reconciliation of Net Income (Loss) to Adjusted Net Income and Net Income (Loss) per Diluted Share to
Adjusted Net Income per Share
(in $000’s, except per share amounts)

	For the Three Months Ended		For the Twelve Months Ended
	December 31,		December 31,
	2010	2009	2010	2009
	(unaudited)		(unaudited)

Net income (loss)	$1,324	$(827)	$(1,182)	$(5,116)

Amortization of intangible assets	1,122	1,152	4,523	4,714
Stock-based compensation expense	1,835	3,131	11,001	12,623
Impact of income taxes	1,034	1,250	5,806	4,693

Adjusted net income	$3,247	$2,206	$8,536	$7,528

Net income (loss) per diluted share	$0.03	$(0.02)	$(0.03)	$(0.12)

Weighted average diluted shares outstanding	44,935	42,134	42,771	41,865

Adjusted net income per share	$0.07	$0.05	$0.19	$0.17
Adjusted weighted average diluted shares outstanding	44,935	43,945	45,005	43,191

Options, warrants and restricted stock, treasury method included in adjusted weighted average diluted shares above	—	1,812	2,234	1,326

Weighted average diluted shares outstanding	44,935	42,134	42,771	41,865

TECHTARGET, INC.
Financial Guidance for the Three Months Ended March 31, 2011
(in $000’s)

	For the Three Months
	Ended March 31, 2011
	Range

Revenues	$22,500	$23,500

Adjusted EBITDA	$3,600	$4,400

Depreciation, amortization and stock-based compensation	3,845	3,845
Interest and other income, net	25	25
Provision for income taxes	250	600

Net loss	$(470)	$(20)